Exhibit 99.1

Plum Acquisition Corp. I Announces Receipt of NASDAQ Continued Listing Standard Notice

San Francisco, California– April 25, 2022 – Plum Acquisition Corp. I (NASDAQ: PLMI) (the “Company”) today announced that it received a deficiency letter on April 19, 2022 from the NASDAQ Capital Market (“NASDAQ”) relating to the Company’s failure to timely file its Annual Report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”) as required under Section 5250(c) of the NASDAQ Rules and Regulations. On April 21, 2022, the Company filed the Form 10-K. On April 25, 2022, NASDAQ advised the Company that it has regained compliance with Nasdaq Listing Rule 5250(c).

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